Exhibit 10.1

                         Capital Contribution Agreement


     Christian Ebner hereby agrees to contribute one share of Victor Ebner Enterprises SA, a Swiss corporation, constituting all of its issued and outstanding shares, to Victor Ebner Enterprises Inc., a New York corporation (the "Company"), in exchange for ten million shares of common stock of the Company, as a capital contribution. The Company and Christian Ebner agree that the ten million shares to be issued to Christina Ebner shall be deposited into escrow with an escrow agent mutually acceptable to both of them. The issuance of the ten million shares and the contribution of the one share should take place upon the closing of the merger between the Company and In Full Affect, Inc., or as soon thereafter as practicable. The five million shares will be released from escrow at the time of the closing of the merger and five million will be released at the time Victor Ebner Enterprises SA delivers to the Company audited financial statements that meet the requirements of generally accepted accounting principles and standards in the United States and the accounting requirements of the United States Securities and Exchange Commission ("Financial Statements").

     Christian Ebner has until September 30, 2001 to provide the Company with the Financial Statements. In the event Christian Ebner fails to deliver the Financial Statements by September 30, 2001, Victor Ebner has the right, until March 31, 2002, to have the Financial Statements prepared. In the event Victor Ebner and Christian Ebner fail to have the Financial Statements prepared and delivered to Victor Ebner by March 31, 2002, the Contribution Agreement shall become null and void.

     Christian Ebner hereby represents that it is acquiring the shares of the Company for his own account, for investment purposes only and not with a view to the resale or distribution thereof.

     IN WITNESS WHEREOF, each of the parties has caused this Capital Contribution Agreement to be executed on this 24th day of January, 2001.

Christian  Ebner     Victor  Ebner  Enterprises  Inc.


/s/  Christian  Ebner                    /s/  Christian  Ebner
-------------------------                -------------------------
                                         President